Exhibit 5.1

                              Oakley Thompson & Co.
                           Solicitors and Consultants

           LEVEL 17, 500 COLLINS STREET, MELBOURNE VIC 3000 AUSTRALIA
                      DX 30975 STOCK EXCHANGE - MELBOURNE
                   TEL: (61 3) 8676 0222 FAX: (61 3)8676 0275
                            frontdesk@otlawyers.com



Prana Biotechnology Limited
Level 1
100 Dorcas Street
SOUTH MELBOURNE VIC 3205



                                                                     7 June 2004

Dear Sirs,

RE: FORM F-3 REGISTRATION STATEMENT

We are acting as Australian counsel to Prana Biotechnology Limited ABN 37 080 699 065, an Australian company (the "Company") in connection with the Registration Statement on Form F-3 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Act") filed by the Company with the Securities and Exchange Commission on the date hereof relating to 70,000,000 ordinary shares of the Company (the "Shares"), including 30,000,000 ordinary shares issuable upon the exercise of outstanding warrants.

We have examined the Registration Statement. In our examination we have assumed with your permission and without independent verification:

(a) the genuineness of all signatures and the authenticity of all documents, instruments and certificates submitted to us as originals and the exact conformity with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)  that each party to each document has all the requisite  power and authority
     (corporate   and   otherwise)  to  execute  and  deliver  and  perform  its
     obligations thereunder;

(c) that any documents which purport to be governed by the law of any jurisdiction other than the law of Victoria, Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the law of Victoria, Australia;

(d) that each party to each document, other than the Company, is duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation; and

(e) that the execution and delivery by each party of each document and the performance by each party of its obligations under each document to which it is a party has been duly authorized by all necessary corporate and other actions.

As to various questions of fact relevant to this opinion, we have relied upon and assumed the accuracy of, without independent verification, certificates and oral or written statements or the information of or from public officials, officers or representatives of the Company and others.

We have relied conclusively upon certified copies of the Company's Constitution, certificates of officers of the Company, the contents of the minutes book and other records of corporate proceedings of

                        OAKLEY THOMPSON & Co. PTY. LTD.
                               ABN 50 092 053 239

Prana Biotechnology Limited           -2-                            4 June 2004
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the  Company,  as to various  factual  matters.  We have relied as to matters of fact, without independent verification, upon certificates of officers of the Company.

This opinion which shall be governed by and construed in accordance with the laws of Victoria, Australia, is given only with respect to Australian law that is in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than Australia. We express no opinion as to tax law or international law. We have assumed that any applicable law (other than Australian law) does not affect this opinion.

We are qualified to practice law in Victoria, Australia and do not express any opinions in this letter concerning any laws other than the laws of Australia to the extent necessary to render the opinions set forth herein. We are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered herein of the laws of any jurisdiction.

Based on and subject to the foregoing and in reliance thereof, in our opinion, the outstanding Shares are validly issued, fully paid and non-assessable securities of the Company and the issue of the Shares to be issued upon exercise of the outstanding warrants, has been duly authorized and reserved for issuance and when issued in accordance with the terms set forth in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

This opinion speaks solely as of its date and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date hereof.

This opinion letter is furnished at your request and is solely for your benefit and may not be used, circulated, quoted or referred to by you or by any other person or entity or for any other purpose without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.





Yours faithfully
OAKLEY THOMPSON & CO.
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/s/Oakley Thompson & Co.

M.J. QUINERT
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